Exhibit   21.01

Subsidiaries of the Registrant

CommunityOne Bank, National Association -
National banking association headquartered in the State of North Carolina

First National Investor Services, Inc. -
A North Carolina corporation and operating subsidiary

Premier Investment Services, Inc. –
A North Carolina corporation and operating subsidiary

Dover Mortgage Company –
A North Carolina corporation and operating subsidiary

FNB United Statutory Trust I –
A Connecticut statutory business trust

FNB United Statutory Trust II –
A Delaware statutory business trust

Catawba Valley Capital Trust II –
A Delaware statutory business trust